Exhibit 10.66

ADDITIONAL SUBSCRIPTION AGREEMENT

dated

23 JUNE 2017

among

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

and

AJD HOLDINGS PROPRIETARY LIMITED

and

RICHMARK HOLDINGS PROPRIETARY LIMITED

in relation to and including as a party,

DNI - 4PL CONTRACTS PROPRIETARY LIMITED

Baker & McKenzie
1 Commerce Square
39 Rivonia Road
Sandhurst, Sandton
Johannesburg
South Africa
www.bakermckenzie.com

ADDITIONAL SUBSCRIPTION AGREEMENT

This Agreement is dated 23 June 2017

between

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED;

AJD HOLDINGS PROPRIETARY LIMITED;

RICHMARK HOLDING PROPRIETARY LIMITED; and

DNI - 4PL CONTRACTS PROPRIETARY LIMITED.

1.	INTERPRETATION

1.1	This Agreement shall be interpreted in accordance with clause 1 of the Framework Agreement (as defined below).

1.2	Any defined terms in this Agreement not defined in clause 1.3 below shall bear the meaning assigned to them in clause 1.2 of the Framework Agreement.

1.3	In this Agreement, the following terms shall bear the meanings assigned to them below and cognate expressions shall bear corresponding meanings:

(a)	Agreement – this additional subscription agreement together with its annexures;

(b)	Auditors - the auditors of the Company;

(c)	Average PBT - the average PBT in respect of the Measurement Period as determined by solving for "A" in the following formula:

A = (B + C) ÷ 2

B     means the 2018 PBT;

C     means the 2019 PBT;

(d)	Condition Precedent - the suspensive conditions set out in clause 3.1;

(e)

Extraordinary Items - material items possessing a high degree of abnormality which arise from events or transactions that fall outside the ordinary activities of the Company or any of its subsidiaries, being non-recurring and non-trading items, including (for the avoidance of doubt) income, expenditure items accounted for during the financial year under review in respect of any prior financial year and which shall further include any profit or loss made on the disposal or acquisition of any fixed assets, or operations or business or investments and any operations and/or business which have been discontinued or sold;

(f)	Framework Agreement - the framework agreement entered into among Net 1, Gain, AJD Holdings, Richmark and the Company on the Signature Date;

(g)	Gain - Peter Kennedy Gain, identity number xxx;

(h)	Group – the Company and its subsidiaries, and "Group Company" shall mean any of them;

(i)	IFRS - International Financial Reporting Standards as issued by the Board of the International Accounting Standards Committee from time to time;

(j)	Measurement Accounts – the 2018 Financial Statements and the 2019 Financial Statements;

(k)	Measurement Period - the period commencing on 1 July 2017 and ending 30 June 2019;

(l)	Net 1 - Net 1 Applied Technologies South Africa Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 2002/031446/07;

(m)	PBT - the attributable profits before tax of the Company, as determined in accordance with IFRS and with reference to the Measurement Accounts, provided that for purposes of determining such PBT:

(i)	the PBT shall be normalised to exclude:

	(A)	any Extraordinary Items, before any tax affects;

	(B)	the Company's share of profits and losses from its shareholding in International Tower Corporation Proprietary Limited; and

(ii)	the PBT shall be normalised to include:

	(A)	up to 50% of the profits or losses, as the case may be, generated by Evercomm Proprietary Limited shall be included in the calculation;

	(B)	100% of the profit before tax of The Starterpack Company Proprietary Limited;

Prime Rate - the publicly quoted basic rate of interest (percent per annum, calculate daily, compounded monthly in arrear and calculated on a 365 day year) from time to time published by Investec Bank Limited as its prime overdraft lending rate, as certified by any manager of such bank, or his delegee, whose appointment and designation need not be provided, which shall in the absence of manifest or clerical error be prima facie proof thereof;

(n)	Signature Date – the date of signature of this Agreement by the last of the Parties;

(o)	Shareholders' Proportions - means, in respect of:

(i)	AJD Holdings - and

(ii)	Richmark -

(p)	Subscription Date – 5th Business Day after the Subscription Price Determination Date;

(q)	Subscription Price - means the amount payable by Net 1 to the Company in terms of clause 5.2;

(r)

Subscription Price Determination Date – the date on which the 2018 PBT, the 2019 PBT and the Average PBT have been agreed to by Net 1 in terms of clause 6.6 or finally determined in terms of clause 6.9, as the case may be;

(s)	Subscription Shares - means, 1 ordinary A share, to be issued by the Company to Net 1;

(t)	2018 PBT – PBT determined with reference to the 2018 Financial Statements;

(u)	2018 Financial Statements – the signed, unqualified, consolidated audited financial statements of the Company in respect of the financial period from 1 July 2017 to 30 June 2018;

(v)	2019 PBT – PBT determined with reference to the 2019 Financial Statements;

(w)	2019 Financial Statements – the signed, unqualified, consolidated audited financial statements of the Company in respect of the financial period from 1 July 2018 to 30 June 2019;

(x)	Warrantors - means Richmark and AJD Holdings

2.	IMPLEMENTATION

This Agreement constitutes Step 4 of the Proposed Transaction, as provided for in clause 2.2(d) of the Framework Agreement

3.	CONDITION PRECEDENT

3.1

This Agreement (other than the provisions of clause 1, this clause 3, and clauses 9 to 15, by which the Parties shall be bound and remain bound from the Signature Date) is subject to the fulfilment of the following conditions precedent, namely that on or before 31 December 2017:

(a)	the Framework Agreement has been entered into and become unconditional in accordance with its terms (other than in respect of any condition which requires this Agreement to become unconditional);

(b)

the Company has provided Net 1 with written confirmation that there has been no breach of any of the Title Warranties or Capacity and Authority Warranties (as defined in the Subscription Agreement); and

(c)	Net 1 has not terminated the Subscription Agreement in terms of clause 10 of the Subscription Agreement.

3.2	If any of the Conditions Precedent are not fulfilled on or before the date prescribed for fulfilment thereof in 3.1 (or such later date or dates as may be agreed in writing between the Parties) then:

(a)	this whole Agreement (other than the provisions of clause 1, clause 3 and clauses 9 to 15, by which the Parties shall remain bound) shall be of no force or effect;

(b)	the Parties shall be restored as near as possible to the positions in which they would have been had this Agreement not been entered into; and

(c)	no Party shall have any claim against the others in terms of this Agreement.

4.	SUBSCRIPTION AND SETTLEMENT BY NET 1

4.1	On the Subscription Date, Net 1 shall subscribe for the Subscription Share, at the Subscription Price.

4.2	The Subscription Price shall be settled in full by Net 1 in cash on the Subscription Date as provided for in 7.1 below.

4.3	It is hereby recorded that the Subscription Price was negotiated and ultimately agreed to with reference to the earnings of the Company.

4.4	On the Subscription Date and against payment of the Subscription Price as provided for in 7.1, all risk in and benefits attaching to the Subscription Share shall vest in Net 1.

5.	CALCULATION OF THE SUBSCRIPTION PRICE

5.1	Net 1 shall subscribe for the Subscription Share, for the Subscription Price which shall be calculated in terms of clause 5.2 below.

5.2	Determination of the Subscription Price:

(a)	In the event that the Average PBT is less than ZAR 303,000,000, then the Subscription Price shall be ZAR 21.

(b)

In the event that the Average PBT is equal to or greater than ZAR 303,000,000 but equal to or less than ZAR 361,000,000, then the Subscription Price shall be determined by solving for "D" in the following formula:

D = (E - ZAR 303,000,000) x 3.8

Where

E     means the Average PBT.

(c)	In the event that the Average PBT is greater than ZAR 361,000,000, then the Subscription Price shall be determined by solving for "X" in the following formula:

X = D + (Z x 3.1)

Where:

D     bears the same meaning ascribed thereto in 5.2(b); and

Z     means the Average PBT minus ZAR 361,000,000.

Notwithstanding the aforegoing, X shall be capped at ZAR 360,000,000.

6.	MEASUREMENT ACCOUNTS

6.1

The Company shall procure the preparation of the Measurement Accounts and the audit thereof by the Auditors as soon as reasonably possible but in any event within 90 days after the end of the Measurement Period. In addition, the Company shall procure that the Auditors extract or calculate (i) the 2018 PBT from the 2018 Financial Statements, (ii) the 2019 PBT from the 2019 Financial Statements and (iii) the Average PBT.

6.2	The Company shall deliver the Measurement Accounts to Net 1 as soon as they are available.

6.3	The Company shall use all reasonable endeavours to procure that the Auditors prepare the Measurement Accounts:

(a)	in conformity with the requirements of the Companies Act and in accordance with IFRS; and

(b)	save as expressly stated therein as to method and effect, on a basis consistent with the basis upon which previous consolidated audited financial statements of the Group were prepared.

6.4

Net 1 shall, within 10 Business Days after delivery of the Measurement Accounts (Objection Period), review same in conjunction with its professional advisors and notify the Company in writing if it accepts the Measurement Accounts and the calculation of the 2018 PBT, the 2019 PBT and the Average PBT (in which case the provisions of clause 6.6 shall apply) or if it wishes to raise an objection (in which case the provisions of clause 6.5 and clauses 6.7 to 6.9 (both inclusive) shall apply).

6.5

During the Objection Period, the Company shall ensure that Net 1 and its professional advisors are provided with access to the Auditors for the purposes of reviewing and discussing the audit work papers of the Auditors in preparing the Measurement Accounts and the extraction or calculation of the 2018 PBT, the 2019 PBT and the Average PBT.

6.6

In the event that Net 1 advises the Company that it accepts the Measurement Accounts and the calculation of the 2018 PBT, the 2019 PBT and the Average PBT, the Measurement Accounts and the calculation of the 2018 PBT, 2019 PBT and the Average PBT shall be final and binding on the Parties for all purposes under this Agreement.

6.7

Should any objection be raised by Net 1 in respect of the Measurement Accounts and/or the calculation of 2018 PBT, 2019 PBT and/or the Average PBT, by way of a written notice to that effect to the Company (Dispute Notice) within the Objection Period, then the difference or dispute shall be submitted for determination as follows –

(a)

the difference or dispute shall be decided on by an independent investment bank or one of KPMG, Deloitte, PricewaterhouseCoopers or Ernst & Young, agreed upon between the Parties within 10 days after the Dispute Notice is delivered, failing such agreement, to be nominated by the chairperson or like officeholder for the time being of the South African Institute of Chartered Accountants, or its successor-in-title or, failing that body, by the Arbitration Foundation of South Africa (Expert);

(b)	the Expert shall:

(i)

in making his determination, act as an expert and not as an arbitrator. However, the Company and Net 1 will be afforded a reasonable opportunity to make representations to the Expert and shall provide such information as may be required by the Expert in accordance with the procedures, and within the time periods, determined by the Expert, provided that the Expert shall be entitled to make his decision whether or not such representations were submitted to him; and

(ii)

hear the matter informally and as soon as possible, it being agreed that the Parties shall use their commercially reasonable endeavours to procure that the Expert makes his determination within 30 days after the date upon which the matter was referred to the Expert;

(iii)	the Expert's decision as to any matter referred to him for determination shall, in the absence of manifest error, be final and binding in all respects on the Parties; and

(iv)	the fees and expenses of the Expert shall be borne and paid as the Expert shall direct (or in the absence of any such direction, shall be paid by the Company).

6.8	If:

(a)

all of Net 1 objections are rejected by the Expert, then the Measurement Accounts, the 2018 PBT, the 2019 PBT and the Average PBT as submitted to the Expert shall be final and binding on the Parties for all purposes of this Agreement (save for any manifest error in calculation); or

(b)

any of Net 1's objections are accepted by the Expert, then the Measurement Accounts, the 2018 PBT, the 2019 PBT and the Average PBT, as amended by the Expert in response to the objections, shall be final and binding on the Parties for all purposes of this Agreement (save for any manifest error in calculation).

6.9

Once the Expert has given his ruling on all matters raised in the Dispute Notice, the Measurement Accounts, the 2018 PBT, the 2019 PBT and the Average PBT shall, to the extent necessary, be amended by the Expert as part of his ruling to reflect all matters included in that ruling and shall then be regarded as agreed for all purposes of this Agreement.

7.	PAYMENT

7.1

On the Subscription Date, Net 1 shall make payment of the Subscription Price by way of an electronic transfer into a bank account nominated by the Company for this purpose in writing, which payment shall be in full and final settlement of Net 1's obligations to make payment of the Subscription Price to the Company.

7.2

Upon receipt of the Subscription Price, subject to section 46 of the Companies Act, the Company shall distribute dividends in an amount of the Subscription Price to the Warrantors, in the Shareholders' Proportions.

7.3

If for whatsoever reason Net 1 fails and/or neglects to pay on the Subscription Date, the whole or any portion of the Subscription Price, taking into account interest and other adjustments thereto under this Agreement, then and in such event, in addition to any other remedies to which the aggrieved Party is entitled, penalty interest shall accrue thereon at the Prime Rate plus 2% per annum, calculated from its due date for payment, to date of actual payment.

8.	CLOSING

8.1

On the Subscription Date, representatives of the Parties shall meet at Richmark's offices, Capital Hill Building, 6 Benmore Road, Sandton, 2196 or such other date and/or time as may be agreed by the Parties in writing.

8.2	At that meeting, and in respect of the subscription as herein contemplated:

(a)	Net 1 shall discharge its obligations in terms of the Subscription Price, as provided for in clause 7.1 above;

(b)	the Company shall, on receipt of the proof of payment of the Subscription Price as contemplated in clause 7:

(i)	allot and issue the Subscription Share to Net 1 and deliver share certificates in respect of the Subscription Share to Net 1;

(ii)

procure that Net 1 is recorded as a shareholder in the securities register of the Company and deliver an extract of the securities register of the Company to Net 1 updated to reflect Net 1 as the holder of the Subscription Share; and

8.3

The Parties may however dispense with a formal meeting as contemplated in this clause 8 and instead arrange for completion of such matters in such manner as may be specifically agreed, in writing (including email), to be convenient.

9.	WARRANTIES

This Agreement is subject to the warranties provided for in clause 7 of the Framework Agreement and clauses 2 and 3 of Annexure A of the Subscription Agreement, mutatis mutandis.

10.	CONFIDENTIALITY

This Agreement is subject to the confidentiality provisions provided in clause 9 of the Framework Agreement.

11.	DOMICILIUM AND NOTICES

The Parties have provided for domicilium citandi et executandi for all purposes of this Agreement in terms of clause 11 of the Framework Agreement.

12.	BREACH

This Agreement is subject to the breach provisions provided in clause 12 of the Framework Agreement.

13.	ARBITRATION

Any dispute arising from or in connection with this Agreement shall be resolved in accordance with clause 13 of the Framework Agreement.

14.	GENERAL

This Agreement shall be subject to the general provisions provided in clause 14 of the Framework Agreement.

15.	COSTS

Any costs relating to the negotiation, preparation and drawing of this Agreement shall be dealt with in terms of clause 15 of the Framework Agreement

Execution

Signed at Rosebank on 23 June 2017

Net 1 Applied Technologies Proprietary Limited

/s/ Herman Kotzé

who warrants that he/she is duly
authorised hereto

Name: Herman Kotzé
Capacity: Director

Signed at Sandton on 23 June 2017

DNI - 4PL Contracts Proprietary Limited

/s/ A.J. Dunn

who warrants that he/she is duly
authorised hereto

Name: A.J Dunn
Capacity: CEO

Signed at Sandton on 23 June 2017

AJD Holdings Proprietary Limited

/s/ A.J. Dunn
who warrants that he/she is duly
authorised hereto

Name: A.J Dunn
Capacity: Director

Signed at Sandton on 23 June 2017

Richmark Holdings Proprietary Limited

/s/ A.J. Dunn
who warrants that he/she is duly
authorised hereto

Name: A.J. Dunn
Capacity: CEO